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                                                                   Exhibit 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation in the Registration Statement on Form S-4 of UST Corp. of our report dated January 16, 1998 relating to the consolidated financial statements of Somerset Savings Bank as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, which appears in the Current Report on Form 8-K of UST Corp. dated April 24, 1998.

                                                /s/ Wolf & Company, P.C.
                                                ------------------------
                                                WOLF & COMPANY, P.C.

Boston, Massachusetts
May 6, 1998